Exhibit 99.3

STATEMENT ON USES AND USEFULNESS OF NON-GAAP FINANCIAL MEASURES

Exhibits 99.1 and 99.2 to this Report on Form 8-K (the "Releases"), contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, Entergy has provided quantitative reconciliations within the Releases and the presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP measures in the Releases differ from GAAP only in that the figure or ratio states or includes operational earnings per share. Operational earnings per share is presented for each of Entergy's major business segments as well as on a consolidated basis. Operational earnings per share is not calculated in accordance with GAAP because it excludes the effect of "special items." Special items reflect the effect on earnings of events that are less routine, are related to prior periods, or are related to discontinued businesses. In addition, other financial measures including return on average invested capital (ROIC), return on average common equity (ROE), and net margin - operational are included on both an operational and as-reported basis. In each case, the metrics defined as "operational" exclude the effect of special items as defined above. Management believes financial metrics calculated using operational earnings provides useful information to investors in evaluating the ongoing results of Entergy's businesses and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector. Entergy management frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons as well as comparisons to the performance of peer companies.

Other non-GAAP measures, total gross liquidity, net debt to net capital ratio, and net debt ratio including off-balance sheet liabilities are measures Entergy uses internally for management and board discussions, and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy's ongoing financial flexibility, and assists investors in comparing the company's cash availability to the cash availability of others in the energy sector.

Another non-GAAP measure presented in the Releases is EBITDA. EBITDA is a non-GAAP measurement Entergy has used to gauge SpinCo's future operating performance. Entergy defines EBITDA as net earnings before the cumulative effect of interest, taxes, depreciation, amortization and other regulatory charges. EBITDA is provided as a measure of SpinCo's future performance and debt-service capacity that may be useful to securities analysis, investors and others. EBITDA is not, however, a measure of financial performance under GAAP. Due to the forward-looking nature of this non-GAAP measure, information to reconcile EBITDA to the most directly comparable GAAP financial measure is not available at this time. Moreover, EBITDA is not calculated identically by all companies.

In addition, the Releases use, and Exhibit 99.1 presents, 2006 pro forma financial statements that have been adjusted to reflect Entergy New Orleans on a consolidated basis. This is a non-GAAP presentation that management believes is useful to investors in comparing Entergy's 2007 operating performance and financial position to Entergy's 2006 operating performance and financial position.

The non-GAAP financial measures and other reported adjusted items in Entergy's Releases are used in addition to, and in conjunction with, results presented in accordance with GAAP.  These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.  Investors are strongly encouraged to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.  Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.